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Exhibit 99(d)

                               HECHINGER COMPANY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                        (in thousands except share data)

                                                                         CLASS A          CLASS B         ADDITIONAL
                                                                         COMMON           COMMON           PAID-IN         RETAINED
                                                                          STOCK            STOCK           CAPITAL         EARNINGS
                                                                        -----------     -----------      -----------     -----------
 BALANCE, JAN. 29, 1994                                                  $   2,881       $   1,331       $  236,543      $  256,836

 Restricted stock awards earned                                                -               -                -               -
 Performance stock awards earnined and issued                                    5             -                577             -
 Exercise of stock options including income tax benefit (92,670
      Class A common shares were issued from the treasury)                      15             -              1,037             -
 Conversions from Class B to Class A common stock                              179            (179)             -               -
 Conversion of 5 1/2% Convertible Subordinated Debentures into
     shares of Class a common stock)                                           -               -                 25             -
 Purchase of treasury stock (17,114 Class A common shares)                     -               -                -               -
 Adjustment to fair value of marketable securities                             -               -                -              (371)
 Cash dividends, Class A common stock ($.16 per share)                         -               -                -            (4,883)
 Cash dividends, Class B common stock ($.06 per share)                         -               -                -              (752)
 Net earnings                                                                  -               -                -            (9,911)
                                                                        -----------     -----------     ------------     -----------
 BALANCE, JAN. 28, 1995                                                      3,080           1,152          238,182         240,919

 Restricted stock awards earned                                                -               -                -               -
 Exercise of stock options including income tax benefit                          1             -                 73             -
 Conversions from Class B to Class A common stock                                4              (4)             -               -
 Purchase of treasury stock (17,315 Class A common shares)                     -               -                 (7)            -
 Adjustment to fair value of marketable securities                             -               -                -               516
 Cash dividends, Class A common stock ($.08 per share)                         -               -                -            (2,464)
 Cash dividends, Class B common stock ($.03 per share)                         -               -                -              (367)
 Net earnings                                                                  -               -                -            10,306
                                                                        -----------     -----------     ------------     -----------
 BALANCE, JULY 29, 1995 (UNAUDITED)                                      $   3,085       $   1,148       $  238,248      $  248,910
                                                                        ===========     ===========     ============     ===========

                                                                              UNEARNED          TREASURY
                                                                            COMPENSATION          STOCK            TOTAL
                                                                           --------------     ------------      -----------
 BALANCE, JAN. 29, 1994                                                      $  (2,201)        $  (1,523)        $ 493,867

 Restricted stock awards earned                                                    648               -                 648
 Performance stock awards earnined and issued                                      -                 -                 582
 Exercise of stock options including income tax benefit (92,670
      Class A common shares were issued from the treasury)                         -               1,260             2,312
 Conversions from Class B to Class A common stock                                  -                 -                 -
 Conversion of 5 1/2% Convertible Subordinated Debentures into
     shares of Class a common stock)                                               -                 -                  25
 Purchase of treasury stock (17,114 Class A common shares)                         -                (244)             (244)
 Adjustment to fair value of marketable securities                                 -                 -                (371)
 Cash dividends, Class A common stock ($.16 per share)                             -                 -              (4,883)
 Cash dividends, Class B common stock ($.06 per share)                             -                 -                (752)
 Net earnings                                                                      -                 -              (9,911)
                                                                           -------------      ------------      -----------
 BALANCE, JAN. 28, 1995                                                         (1,553)             (507)          481,273

 Restricted stock awards earned                                                    428               -                 428
 Exercise of stock options including income tax benefit                            -                 -                  74
 Conversions from Class B to Class A common stock                                  -                 -                 -
 Purchase of treasury stock (17,315 Class A common shares)                         -                (118)             (125)
 Adjustment to fair value of marketable securities                                 -                 -                 516
 Cash dividends, Class A common stock ($.08 per share)                             -                 -              (2,464)
 Cash dividends, Class B common stock ($.03 per share)                             -                 -                (367)
 Net earnings                                                                      -                 -              10,306
                                                                           -------------      ------------      -----------
 BALANCE, JULY 29, 1995 (UNAUDITED)                                          $  (1,125)        $    (625)        $ 489,641
                                                                           =============      ============      ===========

 See notes to consolidated financial statements.


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